Exhibit 99.1

Violin Memory Announces First Quarter Fiscal Year 2016 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--June 2, 2015--Violin Memory®, Inc., (NYSE:VMEM), a global pioneer of award-winning all flash storage platform solutions for primary storage and active workloads, today announced financial results for the first fiscal quarter ended April 30, 2015.

First Quarter Fiscal 2016 Financial Highlights

  First quarter fiscal 2016 revenue of $12.1 million
  First quarter fiscal 2016 GAAP1 gross margin of 43%
  First quarter fiscal 2016 non-GAAP2 gross margin of 48%
  First quarter fiscal 2016 GAAP net loss of $0.28 per share
  First quarter fiscal 2016 non-GAAP net loss of $0.22 per share

“Our first quarter results were unsatisfactory as we continued to experience the short-term effects of transitioning customers to our new Flash Storage Platform solutions,” said Kevin DeNuccio, president and chief executive officer, Violin Memory. “We believe that this transitional headwind is now beginning to subside, and we are off to the strongest quarterly start to date with recognizable revenue already approaching 90% of our first quarter total.”

We remain confident in our strategy, underscored by the rapidly growing number of customers and opportunity pipeline for our new products, which more than doubled in the first quarter. Additionally, we have taken action to improve our execution and expect revenue to grow substantially in the second quarter,” added DeNuccio.

First Quarter Fiscal 2016 Financial Results

First quarter fiscal 2016 revenue was $12.1 million, 41% lower sequentially compared to $20.5 million reported in the fourth quarter of fiscal 2015, and 33% lower compared to $18.1 million reported in the first quarter of fiscal year 2015.

First quarter fiscal 2016 GAAP gross margin was 43% compared to (50%) reported in the fourth quarter of fiscal 2015 and compared to 53% reported in the first quarter of fiscal year 2015.

First quarter fiscal 2016 non-GAAP gross margin was 48% compared to 50% reported in the fourth quarter of fiscal 2015 and compared to 52% reported in the first quarter of fiscal year 2015.

First quarter fiscal 2016 GAAP net loss was $26.5 million, or $0.28 per share, compared to fourth quarter fiscal 2015 GAAP net loss of $46.8 million, or $0.50 per share and compared to first quarter fiscal 2015 GAAP net loss of $30.1 million, or $0.35 per share.

First quarter fiscal 2016 GAAP net loss included stock-based compensation expense of $5.3 million.

Excluding special items, first quarter fiscal 2016 non-GAAP net loss was $21.2 million, or $0.22 per share, compared to fourth quarter fiscal 2015 non-GAAP net loss of $18.1 million, or $0.19 per share, and compared to first quarter fiscal 2015 non-GAAP net loss of $21.1 million, or $0.25 per share.

Cash and cash equivalents, restricted cash, and short-term investments totaled $131.2 million as of April 30, 2015.

Business Outlook

The Company will provide second quarter fiscal year 2016 guidance during today’s conference call. Guidance will be posted on Violin Memory’s investor relations website at investor.violin-memory.com following the conclusion of the conference call.

All forward-looking non-GAAP measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles, restructuring and related costs, impairment charges, litigation settlements and resolutions, and gain or loss on equity investments. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

1 Generally Accepted Accounting Principles.

2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. pacific time to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID #40884009.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances, adjusted for stock-based compensation expense, inventory provision due to product transition, recovery of PCIe components, restructuring charges, impairment of cost method investments and amortization of acquired intangibles.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the Company’s ability to transition customers to the Company’s new Flash Storage Platform solutions and improve the transition; the Company’s expectation that revenue in the second quarter of fiscal year 2016 will grow substantially; the number of potential customers and opportunity pipeline for the Company’s products; the Company’s ability to improve its execution; and the Company’s business plans and strategy. There are a number of risks and uncertainties that could affect the Company’s performance and financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for fiscal year 2015, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory, the industry pioneer in All Flash Arrays, is the agile innovator, transforming the speed of business with enterprise-grade data services software on its leadership Flash Storage Platforms™. Violin Concerto™ OS 7 delivers complete data protection and data reduction services and consistent high performance in a storage operating system fully integrated with Violin’s patented Flash Fabric Architecture™ for cloud, enterprise and virtualized business and mission-critical storage applications. Violin Flash Storage Platforms are designed for primary storage applications at costs below traditional hard disk arrays and accelerate breakthrough CAPEX and OPEX savings while helping customers build the next generation data center. Violin Flash Storage Platforms and All Flash Arrays enhance business agility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory.

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website. For more information about Violin Memory, including Violin Memory’s trademarks, visit www.violin-memory.com.

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended
	April 30,	January 31,	April 30,
	2015	2015	2014

Revenue:
Product revenue	$6,823	$14,530	$12,773
Service revenue	5,278	5,990	5,360
Total revenue	12,101	20,520	18,133
Cost of revenue:
Cost of product revenue (1)	4,230	8,373	6,666
Inventory provision due to product transition	-	19,928	-
Cost of service revenue (1)	2,721	2,421	1,898
Total cost of revenue	6,951	30,722	8,564
Gross profit	5,150	(10,202)	9,569
Operating expenses:
Sales and marketing (1)	13,440	14,871	16,233
Research and development (1)	11,526	10,724	15,836
General and administrative (1)	5,151	4,769	5,832
Restructuring charges	-	-	1,756
Total operating expenses	30,117	30,364	39,657
Loss from operations	(24,967)	(40,566)	(30,088)
Other income/(expense), net	256	(4,421)	119
Interest and other financing expense	(1,750)	(1,791)	(168)
Loss before income taxes	(26,461)	(46,778)	(30,137)
Income taxes	41	43	6
Net loss	$(26,502)	$(46,821)	$(30,143)
Net loss per share of common stock, basic and diluted	$(0.28)	$(0.50)	$(0.35)

Shares used in computing net loss per share of common stock, basic and diluted	95,478	93,611	85,951

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$251	$104	$179
Cost of service revenue	335	268	87
Sales and marketing	806	879	1,437
Research and development	1,977	1,729	4,266
General and administrative	1,891	2,277	1,671
	$5,260	$5,257	$7,640

VIOLIN MEMORY, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	April 30, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$55,119	$93,432
Restricted cash	2,300	2,300
Short-term investments	73,744	60,483
Accounts receivable, net	7,545	15,080
Inventory	15,740	10,322
Other current assets	4,572	5,949
Total current assets	159,020	187,566
Property and equipment, net	9,017	9,863
Intangibles and other assets	10,052	10,806
	$178,089	$208,235

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$4,000	$10,000
Accounts payable	13,416	11,065
Accrued liabilities	13,957	18,024
Deferred revenue	15,789	15,635
Total current liabilities	47,162	54,724
Convertible senior notes	120,000	120,000
Deferred revenue, noncurrent	9,087	10,398
Long-term liabilities	1,391	1,707
Total liabilities	177,640	186,829

Stockholders’ equity:
Preferred stock	-	-
Common stock	9	9
Additional paid-in capital	488,249	482,674
Accumulated other comprehensive income	218	248
Accumulated deficit	(488,027)	(461,525)
Total stockholders’ equity	449	21,406
	$178,089	$208,235

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended
	April 30,	April 30,
	2015	2014

Cash flows from operating activities:
Net loss	$(26,502)	$(30,143)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,475	3,010
Accretion of debt issuance costs to interest expense	449	167
Provision for excess and obsolete inventory	-	242
Stock-based compensation	5,260	7,640
Changes in operating assets and liabilities, net:
Accounts receivable	7,535	5,864
Inventory	(5,951)	(216)
Other assets	1,667	(3,571)
Accounts payable	1,430	4,145
Accrued liabilities	(4,383)	(5,014)
Deferred revenue	(1,157)	867
Net cash used in operating activities	(19,177)	(17,009)

Cash flows from investing activities:
Purchase of property and equipment	(162)	(1,045)
Purchase of investments	(20,672)	(11,214)
Maturity of investments	7,412	31,218
Net cash provided by (used in) investing activities	(13,422)	18,959

Cash flows from financing activities:
Proceeds from debt and line of credit, net of facility set-up costs	4,000	7,500
Repayment of debt and line of credit	(10,000)	-
Proceeds from exercise of common stock options	316	1,493
Taxes paid related to net share settlement of equity awards	-	(3,212)
Net cash provided by (used in) financing activities	(5,684)	5,781
Effect of exchange rates on cash and cash equivalents	(30)	(111)
Net increase in cash and cash equivalents	(38,313)	7,620
Cash and cash equivalents at beginning of year	93,432	40,273
Cash and cash equivalents at end of period	$55,119	$47,893

VIOLIN MEMORY, INC.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited; in thousands, except per share data)

	Three Months Ended
	April 30,	January 31,	April 30,
	2015	2015	2014

Gross profit (GAAP)	$5,150	$(10,202)	$9,569
Stock-based compensation	586	372	266
Recovery of PCIe components	-	-	(471)
Inventory provision due to product transition	-	19,928	-
Amortization of acquired intangibles	14	74	111
Gross profit (Non-GAAP)	$5,750	$10,172	$9,475

Operating expenses (GAAP)	$30,117	$30,364	$39,657
Stock-based compensation	(4,674)	(4,885)	(7,374)
Restructuring charges	-	-	(1,756)
Operating expenses (Non-GAAP)	$25,443	$25,479	$30,527

Net loss (GAAP)	$(26,502)	$(46,821)	$(30,143)
Stock-based compensation	5,260	5,257	7,640
Recovery of PCIe components	-	-	(471)
Inventory provision due to product transition	-	19,928	-
Restructuring charges	-	-	1,756
Amortization of acquired intangibles	14	74	111
Impairment of cost method investment	-	3,470	-
Net loss (Non-GAAP)	$(21,228)	$(18,092)	$(21,107)

Net loss per common share, basic and diluted (GAAP)	$(0.28)	$(0.50)	$(0.35)
Stock-based compensation	0.06	0.06	0.09
Recovery of PCIe components	-	-	(0.01)
Inventory provision due to product transition	-	0.21	-
Restructuring charges	-	-	0.02
Amortization of acquired intangibles	-	-	-
Impairment of cost method investment	-	0.04	-
Net loss per common share, basic and diluted (Non-GAAP)	$(0.22)	$(0.19)	$(0.25)

CONTACT:
Violin Memory, Inc.
Investor Relations
Bonnie Mott, 650-396-1525
ir@vmem.com
or
US Press Contact
Walt & Company
Cyndi Babasa, 408-369-7200 x1062
cbabasa@walt.com